Exhibit 99.1

Camping World Holdings, Inc. Announces First Quarter Fiscal 2017 Financial Results

LINCOLNSHIRE, Ill.--(BUSINESS WIRE)--May 4, 2017--Camping World Holdings Inc. (NYSE:CWH) ("Camping World," “Company,” “we,” “us” or “our”), the nation's largest network of RV-centric retail locations, today reported results for the quarter ended March 31, 2017. Unless stated otherwise, comparisons are to the same period of 2016.

First Quarter 2017 Summary

  Total revenue increased 10.8% to $883.8 million;
  Gross profit increased 13.3% to $251.8 million and gross margin increased 62 basis points to 28.5%;
  Income from operations increased 24.5% to $69.8 million and operating margin increased 87 basis points to 7.9%;
  Net income increased 30.9% to $49.4 million, net income margin increased 86 basis points to 5.6%; and adjusted pro forma net income(1) increased 46.2% to $31.6 million;
  Basic and diluted earnings per share(2) for the first quarter of 2017 were $0.39 and $0.37, respectively, and adjusted pro forma earnings per fully exchanged and diluted share(1) for the quarter increased 47.2% to $0.38; and
  Adjusted EBITDA(3) increased 24.9% to $71.7 million and adjusted EBITDA(3) margin increased 92 basis points to 8.1%.
____________
(1)	Adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share are non-GAAP measures. For reconciliations of the adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share to GAAP net income attributable to Camping World Holdings, Inc. and diluted weighted-average shares of Class A common stock outstanding, see the “Non-GAAP Financial Measures” section later in this press release.
(2)	Basic and diluted earnings per Class A common stock is applicable only for periods after the Company’s initial public offering. For a discussion of earnings per share see the “Earnings Per Share” section later in this press release.
(3)	Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. For reconciliations of adjusted EBITDA to GAAP net income and adjusted EBITDA margin to GAAP net income margin, see the “Non-GAAP Financial Measures” section later in this press release.

Marcus Lemonis, Chairman and Chief Executive Officer, stated, “Trends across our business continue to be very strong and we are very pleased with our first quarter financial results. In the quarter, net income increased 30.9% to $49.4 million and adjusted EBITDA increased 24.9% to $71.7 million on a 10.8% increase in revenue to $883.8 million. We believe these results demonstrate the strength and operating leverage in our model. Being the only provider of a comprehensive portfolio of services, protection plans, products and resources for RV enthusiasts and the largest national network of RV-centric retail locations in the United States, we are benefiting from the continued growth in the installed base of recreational vehicles and strength in the lower priced towable market.”

Presentation

This press release presents historical results, for the periods presented, of Camping World Holdings, Inc. (“CWH”) and its subsidiaries that are presented in accordance with accounting principles generally accepted in the United States (“GAAP”), unless noted as a non-GAAP financial measure. The Company’s initial public offering (“IPO”) and related reorganization transactions (“Reorganization Transactions”) that occurred on October 6, 2016 resulted in CWH as the sole managing member of CWGS Enterprises, LLC (“CWGS, LLC”), with sole voting power in and control of the management of CWGS, LLC. Despite its position as sole managing member of CWGS, LLC, CWH has a minority economic interest in CWGS, LLC. As of March 31, 2017, CWH owned 22.6% of CWGS, LLC. Accordingly, the Company consolidates the financial results of CWGS, LLC and reports a non-controlling interest in its consolidated financial statements. As the Reorganization Transactions are considered transactions among entities under common control, the financial statements for the periods prior to the IPO and related Reorganization Transactions have been adjusted to combine the previously separate entities for presentation purposes. Unless otherwise indicated, all financial comparisons in this press release compare our financial results from the 2017 first quarter to our financial results from the 2016 first quarter.

First Quarter 2017 Results Compared to First Quarter 2016 Results

Units and Average Selling Prices

New vehicle units sold increased 30.9% to 13,763 and the average selling price of a new vehicle decreased 5.9% to $36,663 in the first quarter of fiscal 2017. The increase in new vehicle units sold was primarily driven by strong consumer demand for new vehicles and a shortage of supply of used vehicles. The decrease in the average selling price of a new vehicle was driven by a higher mix of lower-priced towable units.

Used vehicle units sold decreased 18.8% to 6,516 and the average selling price of a used vehicle increased 0.9% to $22,479 in the first quarter of fiscal 2017. The decrease in used vehicle units sold was primarily driven by reduced inventory availability and the disposition of the automobile unit business as a result of the distribution of the AutoMatch business in the second quarter of 2016.

Revenue

Total revenue increased 10.8% to $883.8 million from $797.7 million in the first quarter of fiscal 2016.

Consumer Services and Plans revenue increased 11.7% to $50.2 million from $45.0 million in the first quarter of fiscal 2016. The increase was primarily driven by increases in consumer show exhibit and admissions revenue, club memberships, roadside assistance contracts, and vehicle insurance written premiums.

Retail revenue increased 10.7% to $833.6 million from $752.8 million in the first quarter of fiscal 2016. Within the Retail segment, new vehicle revenue increased 23.2% to $504.6 million, used vehicle revenue decreased 18.1% to $146.5 million, parts, services and other revenue increased 2.4% to $116.2 million and finance and insurance revenue increased 29.9% to $66.3 million. Strong consumer demand for recreational vehicles combined with a shortage of supply of used vehicles benefited new vehicle and finance and insurance sales and decreased used vehicle sales. Finance and insurance net revenue as a percentage of total new and used vehicle revenue increased to 10.2% from 8.7% in the first quarter of fiscal 2016, and benefited from a sales mix shift toward new lower-priced towable units and higher penetration rates.

Same store sales of the 115 retail locations that were open both at the beginning of the preceding fiscal year and at the end of the first quarter of 2017 increased 9.6% to $771.7 million. The increase in same store sales at retail locations was primarily driven by a 26.1% increase in finance and insurance same store sales and an 18.1% increase in new vehicle same store sales, partially offset by a 1.1% decrease in parts, services and other same store sales, and a 10.5% decrease in used vehicle same store sales.

The Company operated a total of 126 retail locations as of March 31, 2017, compared to 120 retail locations at March 31, 2016.

Gross Profit

Gross profit increased 13.3% to $251.8 million and gross margin increased 62 basis points to 28.5% from the first quarter of fiscal 2016. Consumer Services and Plans gross profit increased 15.9% to $29.1 million and gross margin increased 210 basis points to 57.9% of segment revenue from the first quarter of fiscal 2016. The increase in Consumer Services and Plans gross margin was primarily driven by an increase in roadside assistance contracts in force with a reduction in claim costs, an increase in vehicle insurance and TravelAssist programs due to increased policies in force, an increase in consumer shows from five acquired shows and one new show, and an increase in ancillary product sales. Retail gross profit increased 12.9% to $222.7 million and gross margin increased 52 basis points to 26.7% of segment revenue from the first quarter of fiscal 2016. The increase in Retail gross margin was driven primarily by an increase in the finance and insurance penetration rate to 10.2% of vehicle sales from 8.7% of vehicle sales in the first quarter of fiscal 2016, and a 528 basis point increase in gross margin from used vehicle unit sales.

Operating Expenses

Total operating expenses increased 9.5% to $182.0 million from the first quarter of fiscal 2016. Selling, general and administrative (“SG&A”) expenses increased 9.4% to $175.5 million from $160.4 million in the first quarter of fiscal 2016. The increase in SG&A expenses was driven by a $9.1 million increase in wage-related expenses, primarily related to increased vehicle unit sales and the additional acquired and greenfield locations, $2.6 million of additional variable selling expense, $1.5 million of additional lease expense, and $1.9 million of store and corporate overhead expenses. As a percentage of total gross profit, SG&A expenses declined 245 basis points to 69.7%. Depreciation and amortization expense increased 16.3% to $6.9 million.

Interest & Other Expenses

Floor plan interest expense increased to $5.3 million from $5.1 million in the first quarter of 2016. The increase was primarily attributable to higher average inventory from the new dealerships added compared to the prior year period partially offset by a 7 basis point decrease in the average floor plan borrowing rate. Other interest expense decreased to $9.4 million from $12.7 million in the first quarter last year. The decrease was primarily attributable to a lower interest rate and amount of borrowings under our existing term loan facility than under our previous term loan facility as a result of the November 8, 2016 refinancing.

Net Income, Adjusted Pro Forma Net Income(1) and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share(1)

Net income increased 30.9% to $49.4 million and adjusted pro forma net income(1) increased 46.2% to $31.6 million from $21.6 million in the first quarter of fiscal 2016. Adjusted pro forma earnings per fully exchanged and diluted share(1) increased 47.2% to $0.38 from $0.26 in the first quarter of fiscal 2016.

Adjusted EBITDA(3)

Adjusted EBITDA(3) increased 24.9% to $71.7 million from $57.4 million and adjusted EBITDA(3) margin increased 92 basis points to 8.1% from 7.2% in the first quarter of fiscal 2016.

Select Balance Sheet and Cash Flow Items

The Company's working capital and cash and cash equivalents balance at March 31, 2017 were $332.2 million and $174.7 million, respectively, compared to $266.8 million and $114.2 million, respectively, at December 31, 2016. On March 17, 2017, CWGS Group, LLC entered into an amendment to the existing senior secured credit facilities to increase the existing term loan facility by $95.0 million to $740.0 million. At the end of the first quarter of 2017, the Company had no borrowings under its $35 million revolving credit facility, $738.2 million of term loan principal outstanding under its senior secured credit facilities and $695.5 million of floor plan notes payable outstanding under its floor plan financing facility. Inventory at the end of the first quarter of fiscal 2017 increased 9.8% to $998.6 million compared to $909.3 million at December 31, 2016.

Conference Call Information

A conference call to discuss the fiscal 2017 first quarter financial results is scheduled for today, May 4, 2017, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 888-203-7667 (international callers please dial 1-719-325-2493) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at http://investor.campingworld.com. A taped replay of the conference call will be available within two hours of the conclusion of the call by dialing 844-512-2921 (international callers please dial 412-317-6671) and using access code 9349994 until May 11, 2017, or on the Company’s website.

About Camping World Holdings, Inc.

Camping World Holdings, Inc., is the only provider of a comprehensive portfolio of services, protection plans, products and resources for recreational vehicle (“RV”) enthusiasts. Through its two iconic brands, Camping World and Good Sam, the company offers new and used RVs for sale, vehicle service and maintenance along with more than 10,000 products and services through our retail locations and membership clubs. Good Sam branded offerings provide the industry’s broadest and deepest range of services, protection plans, products and resources while the Camping World brand operates the largest national network of RV-centric retail locations in the United States through 126 retail locations in 36 states and an e-commerce platform. With both brands founded in 1966, product and service offerings are based on 50 years of experience and customer feedback from RV enthusiasts.

For more information, visit www.CampingWorld.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about trends across our business; our comparative advantages and our plans and ability to expand consumer base and capture growth. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the availability of financing to us and our customers; fuel shortages, or high prices for fuel; the well-being, as well as the continued popularity and reputation for quality, of our manufacturers; general economic conditions in our markets and ongoing economic and financial uncertainties; our ability to attract and retain customers; competition in the market for services, protection plans, products and resources targeting the RV lifestyle or RV enthusiast; our expansion into new, unfamiliar markets as well as delays in opening or acquiring new retail locations; unforeseen expenses, difficulties, and delays frequently encountered in connection with expansion through acquisitions; our failure to maintain the strength and value of our brands; our ability to successfully order and manage our inventory to reflect consumer demand in a volatile market and anticipate changing consumer preferences and buying trends; fluctuations in our same store sales and whether they will be a meaningful indicator of future performance; the cyclical and seasonal nature of our business; our ability to operate and expand our business and to respond to changing business and economic conditions, which depends on the availability of adequate capital; the restrictive covenants in our existing senior secured credit facilities and our floorplan financial facility; our reliance on three fulfillment and distribution centers for our retail, e-commerce and catalog businesses; natural disasters, whether or not caused by climate change, unusual weather condition, epidemic outbreaks, terrorist acts and political events; our dependence on our relationships with third party providers of services, protection plans, products and resources and a disruption of these relationships or of these providers’ operations; whether third party lending institutions and insurance companies will continue to provide financing for RV purchases; our inability to retain senior executives and attract and retain other qualified employees; our ability to meet our labor needs; our inability to maintain the leases for our retail locations or locate alternative sites for our stores in our target markets and on terms that are acceptable to us; our business being subject to numerous federal, state and local regulations; regulations applicable to the sale of extended service contracts; our dealerships’ susceptibility to termination, non-renewal or renegotiation of dealer agreements if state dealer laws are repealed or weakened; our failure to comply with certain environmental regulations; climate change legislation or regulations restricting emission of ‘‘greenhouse gases;’’ a failure in our e-commerce operations, security breaches and cybersecurity risks; our inability to enforce our intellectual property rights and accusations of our infringement on the intellectual property rights of third parties; our inability to maintain or upgrade our information technology systems or our inability to convert to alternate systems in an efficient and timely manner; disruptions to our information technology systems or breaches of our network security; Marcus Lemonis, through his beneficial ownership of our shares directly or indirectly held by ML Acquisition Company, LLC and ML RV Group, LLC, has substantial control over us and may approve or disapprove substantially all transactions and other matters requiring approval by our stockholders, including, but not limited to, the election of directors; the exemptions from certain corporate governance requirements that we will qualify for, and intend to rely on, due to the fact that we are a “controlled company” within the meaning of the New York Stock Exchange, or NYSE, listing requirements; and whether we are able to realize any tax benefits that may arise from our organizational structure and any redemptions or exchanges of CWGS, LLC common units for cash or stock.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 31, 2017, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Results of operations for the Three Months Ended March 31, 2017

Camping World Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In Thousands Except Per Share Amounts)

	Three Months Ended March 31,
	2017	2016
Revenue:
Consumer services and plans	$50,246	$44,998
Retail
New vehicles	504,586	409,476
Used Vehicles	146,471	178,763
Parts, services and other	116,223	113,484
Finance and insurance, net	66,289	51,027
Subtotal	833,569	752,750

Total revenue	883,815	797,748

Costs applicable to revenue (exclusive of depreciation and
amortization shown separately below):
Consumer services and plans	21,147	19,881
Retail
New vehicles	438,148	350,848
Used Vehicles	111,143	145,088
Parts, services and other	61,595	59,635
Subtotal	610,886	555,571

Total costs applicable to revenue	632,033	575,452

Gross profit:
Consumer services and plans	29,099	25,117
Retail
New vehicles	66,438	58,628
Used Vehicles	35,328	33,675
Parts, services and other	54,628	53,849
Finance and insurance, net	66,289	51,027
Subtotal	222,683	197,179

Total gross profit	251,782	222,296

Operating expenses:
Selling, general, and administrative	175,490	160,388
Depreciation and amortization	6,853	5,891
Gain on sale of assets	(318)	(24)
Total operating expenses	182,025	166,255

Income from operations	69,757	56,041

Other income (expense):
Floor plan interest expense	(5,302)	(5,142)
Other interest expense, net	(9,404)	(12,748)
Other income, net	17	–
	(14,689)	(17,890)

Income before income taxes	55,068	38,151
Income tax expense	(5,627)	(371)
Net income	49,441	37,780
Less: net income attributable to non-controlling interests	(41,988)	–
Net income attributable to Camping World Holdings, Inc.	$7,453	$37,780

Earnings per share of Class A common stock (1):
Basic	$0.39
Diluted	$0.37
Weighted average shares of Class A common stock outstanding (1):
Basic	18,946
Diluted	83,772
(1)	Basic and diluted earnings per Class A common stock is applicable only for periods after the Company's IPO.

Camping World Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
($ in Thousands Except Per Share Amounts)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$174,734	$114,196
Contracts in transit	69,009	29,012
Accounts receivable, net	62,774	58,488
Inventories, net	998,595	909,254
Prepaid expenses and other assets	19,640	21,755
Total current assets	1,324,752	1,132,705

Property and equipment, net	141,936	130,760
Deferred tax asset, net	124,902	125,878
Intangibles assets, net	3,043	3,386
Goodwill	198,937	153,105
Other assets	18,349	17,931
Total assets	$1,811,919	$1,563,765

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$108,700	$68,655
Accrued liabilities	94,055	78,044
Deferred revenues and gains	64,902	68,643
Current portion of capital lease obligation	1,117	1,224
Current portion of tax receivable agreement liability	208	991
Current portion of long-term debt	7,400	6,450
Notes payable – floor plan	695,533	625,185
Other current liabilities	20,669	16,745
Total current liabilities	992,584	865,937

Capital lease obligations	591	841
Right to use liability	10,307	10,343
Tax receivable agreement liability, net of current portion	19,125	18,190
Long-term debt, net of current portion	711,797	620,303
Deferred revenues and gains	53,150	52,210
Other long-term liabilities	27,272	24,156
Total liabilities	1,814,826	1,591,980

Commitments and contingencies

Stockholders' equity (deficit):
Stockholders equity	–	–
Preferred stock, par value $0.01 per share – 20,000,000 shares authorized; none issued and outstanding as of March 31, 2017 and December 31, 2016	–	–
Class A common stock, par value $0.01 per share – 250,000,000 shares authorized; 18,946,040 issued and 18,946,000 outstanding as of March 31, 2017 and 18,935,916 issued and outstanding as of December 31, 2016	189	189
Class B common stock, par value $0.0001 per share – 75,000,000 shares authorized; 69,066,445 issued and 62,002,729 outstanding as of March 31, 2017 and December 31, 2016	6	6
Class C common stock, par value $0.0001 per share – one share authorized; one issued and outstanding as of March 31, 2017 and December 31, 2016	–	–
Additional paid-in capital	74,362	74,239
Retained earnings	5,094	544
Total stockholders' equity attributable to Camping World Holdings, Inc.	79,651	74,978
Non-controlling interests	(82,558)	(103,193)
Total stockholders' deficit	(2,907)	(28,215)

Total liabilities and stockholders' equity (deficit)	$1,811,919	$1,563,765

Earnings Per Share

On October 6, 2016, the limited liability company agreement of CWGS, LLC was amended and restated to, among other things, (i) provide for a new single class of common membership interests, the common units of CWGS, LLC, and (ii) exchange all of the then-existing membership interests in CWGS, LLC for common units of CWGS, LLC (collectively, the “Recapitalization”). This Recapitalization changed the relative membership rights of the owners of membership interests in CWGS, LLC such that retroactive application of the Recapitalization to periods prior to the IPO for the purposes of calculating earnings per share would not be appropriate.

Prior to the IPO, the CWGS, LLC membership structure included membership units, preferred units, and profits units. The Company analyzed the calculation of earnings per unit for periods prior to the IPO using the two-class method and determined that it resulted in a value that would not be meaningful to the users of the consolidated financial statements. Therefore, earnings per share information has not been presented for periods prior to the IPO on October 6, 2016.

Three Months
Ended
March 31,
(In thousands except per share amounts)	2017
Numerator:
Net income	$49,441
Less: net income attributable to non-controlling interests	(41,988)
Net income attributable to Camping World Holdings, Inc. — basic	7,453
Add: reallocation of net income attributable to non-controlling interests from the assumed dilutive effect of stock options and RSUs	23,893
Net income attributable to Camping World Holdings, Inc. — diluted	$31,346
Denominator:
Weighted-average shares of Class A common stock outstanding — basic	18,946
Dilutive common units of CWGS, LLC that are convertible into Class A common stock	64,826
Weighted-average shares of Class A common stock outstanding — diluted	83,772

Earnings per share of Class A common stock — basic	$0.39
Earnings per share of Class A common stock — diluted	$0.37

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), we use the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share (collectively the "Non-GAAP Financial Measures"). We believe that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics we use in our financial and operational decision making. These non-GAAP measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and they should not be construed as an inference that the Company’s future results will be unaffected by any items adjusted for in these non-GAAP measures. In evaluating these non-GAAP measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of those adjusted in this presentation. The Non-GAAP Financial Measures that we use are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define “EBITDA” as net income before other interest expense (excluding floor plan interest expense), provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, gain on sale of assets, monitoring fees, equity-based compensation, gain on remeasurement of our Tax Receivable Agreements, and other unusual or one-time items. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue. We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin in the same manner. We present EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.

The following tables reconcile EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP financial performance measure, which are net income, net income and net income margin, respectively:

	Three Months Ended
	March 31,
($ in thousands)	2017	2016

Net Income	$49,441	$37,780
Other interest expense, net	9,404	12,748
Depreciation and amortization	6,853	5,891
Income tax expense	5,627	371
EBITDA	71,325	56,790

Adjustments:
Gain on sale of assets (a)	(318)	(24)
Monitoring fee (b)	–	625
Equity-based compensation (c)	719	–
Gain on remeasurement of tax receivable agreement (d)	(17)	–
Adjusted EBITDA	$71,709	$57,391

	Three Months Ended
	March 31,
(as percentage of total revenue)	2017	2016

Net income margin	5.6%	4.7%
Other interest expense, net	1.1%	1.6%
Depreciation and amortization	0.8%	0.7%
Income tax expense	0.6%	0.0%
Subtotal EBITDA margin	8.1%	7.1%

Adjustments:
Gain on sale of assets (a)	0.0%	0.0%
Monitoring fee (b)	0.0%	0.1%
Equity-based compensation (c)	0.1%	0.0%
Gain on remeasurement of tax receivable agreement (d)	0.0%	0.0%
Adjusted EBITDA margin	8.1%	7.2%
__________
(a)	Represents an adjustment to eliminate the gains and losses on sales of various assets.
(b)	Represents monitoring fees paid pursuant to a monitoring agreement to Crestview and Stephen Adams. The monitoring agreement was terminated on October 6, 2016 in connection with the IPO.
(c)	Represents non-cash equity-based compensation expense relating to employees and directors of the Company.
(d)	Represents an adjustment to eliminate the gains on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate.

Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share

We define “Adjusted Pro Forma Net Income” as net income attributable to CWH adjusted for the reallocation of income attributable to non-controlling interests from the assumed exchange of all outstanding common units in CWGS, LLC (or the common unit equivalent of membership interests in CWGS, LLC for periods prior to the IPO) for newly-issued shares of Class A common stock of CWH and further adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, gain on sale of assets, monitoring fees, equity-based compensation, gain on remeasurement of the Tax Receivable Agreement, other unusual or one-time items, and the income tax expense effect of (i) these adjustments and (ii) the pass-through entity taxable income as if the parent company was a subchapter C corporation in periods prior to the IPO. We define “Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share” as Adjusted Pro Forma Net Income divided by the weighted-average shares of Class A common stock outstanding, assuming (i) the full exchange of all outstanding common units in CWGS, LLC (or the common unit equivalent of membership interests in CWGS, LLC for periods prior to the IPO) for newly-issued shares of Class A common stock of CWH, (ii) the Class A common stock issued in connection with the IPO was outstanding as of January 1 of each year presented, and (iii) the dilutive effect of stock options and restricted stock units, if any. We present Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share because we consider them to be important supplemental measures of our performance and we believe that investors’ understanding of our performance is enhanced by including these Non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share to the most directly comparable GAAP financial performance measure, which is net income attributable to Camping World Holdings, Inc. and weighted-average shares of Class A common stock outstanding — diluted:

	Three Months Ended
	March 31,	March 31,
(In thousands except per share amounts)	2017	2016
Numerator:
Net income attributable to Camping World Holdings, Inc.	$7,453	$37,780
Adjustments:
Reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of CWGS, LLC (a)	41,988	—
Gain on sale of assets (b)	(318)	(24)
Monitoring fee (c)	—	625
Equity-based compensation expense (d)	719	—
Gain on remeasurement of tax receivable agreement (e)	(17)	—
Income tax expense (f)	(18,249)	(16,778)
Adjusted pro forma net income	$31,576	$21,603
Denominator:
Weighted-average Class A common shares outstanding - diluted	83,772	—
Adjustments:
Assumed exchange of pre-IPO common unit equivalent of membership interests in CWGS, LLC (g)	—	72,651
Assumed issuance of Class A common stock in connection with IPO (h)	—	11,872
Dilutive options to purchase Class A common stock	146	—
Dilutive restricted stock units	58	—
Adjusted pro forma fully exchanged weighted average Class A common shares outstanding - diluted	$83,976	$84,523
Adjusted pro forma earnings per fully exchanged and diluted share	$0.38	$0.26
____________
(a)

Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of CWGS, LLC in periods were income was attributable to non-controlling interests.

(b)	Represents an adjustment to eliminate the gains and losses on sales of various assets.
(c)	Represents monitoring fees paid pursuant to a monitoring agreement to Crestview and Stephen Adams. The monitoring agreement was terminated on October 6, 2016 in connection with our IPO.
(d)	Represents non-cash equity-based compensation expense relating to employees and directors of the Company.
(e)	Represents an adjustment to eliminate the gains on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate.
(f)

Represents the income tax expense effect of (i) the above adjustments and (ii) the pass-through entity taxable income as if the parent company was a subchapter C corporation in periods prior to the IPO. This assumption uses an effective tax rate of 38.5% for the adjustments and the pass-through entity taxable income in periods prior to the IPO.

(g)	Represents the assumed exchange of pre-IPO membership interests in CWGS, LLC at their common unit equivalent amount.
(h)	Represents the assumption that the shares of Class A common stock issued in connection with the IPO were outstanding as of January 1 of each period.

Uses and Limitations of Non-GAAP Financial Measures

Management and our board of directors use the Non-GAAP financial measures:

  as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations;
  for planning purposes, including the preparation of our internal annual operating budget and financial projections;
  to evaluate the performance and effectiveness of our operational strategies; and
  to evaluate our capacity to fund capital expenditures and expand our business.

By providing these Non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our existing senior secured credit facilities use EBITDA to measure our compliance with covenants such as consolidated leverage ratio. The Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our unaudited condensed consolidated financial statements included in this press release as indicators of financial performance. Some of the limitations are:

  such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
  such measures do not reflect changes in, or cash requirements for, our working capital needs;
  some of such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
  some of such measures do not reflect our tax expense or the cash requirements to pay our taxes;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
  other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, the Non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these Non-GAAP financial measures only supplementally. As noted in the tables above, certain of the Non-GAAP financial measures include adjustments for gain on sale of assets, monitoring fees, equity-based compensation, gain on remeasurement of the Tax Receivable Agreement, other unusual or one-time items, and the income tax expense effect described above, as applicable. It is reasonable to expect that certain of these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. In addition, these certain Non-GAAP financial measures adjust for other items that we do not expect to regularly record in periods after the IPO, including monitoring fees. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the reconciliation tables above help management with a measure of our core operating performance over time by removing items that are not related to day to day operations.

CONTACT:
Investor Relations:
ICR
John Rouleau / Rachel Schacter, 203-682-8200
John.Rouleau@ICRinc.com / Rachel.Schacter@ICRinc.com
or
Media:
ICR
Jessica Liddell, 203-682-8208
Jessica.Liddell@ICRinc.com